    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2002
                                                 Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              UNIFIRST CORPORATION
             (Exact name of registrant as specified in its charter)

                MASSACHUSETTS                             04-2103460
       (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                                 68 JONSPIN ROAD
                              WILMINGTON, MA 01887
                                 (978) 658-8888
                    (Address of Principal Executive Offices)

                              --------------------

                 UNIFIRST CORPORATION 1996 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                              --------------------

                                RONALD D. CROATTI
                 Chairman, President and Chief Executive Officer
                              UniFirst Corporation
                                 68 Jonspin Road
                              Wilmington, MA 01887
                                 (978) 658-8888
 (Name, Address and Telephone Number Including Area Code, of Agent for Service)

                              --------------------

                                 With a copy to:
                             RAYMOND C. ZEMLIN, P.C.
                               Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                 Proposed Maximum      Proposed Maximum
 Title of Securities to      Amount to be         Offering Price      Aggregate Offering          Amount of
     be Registered          Registered (1)        Per Share (2)            Price(2)         Registration Fee (2)
----------------------------------------------------------------------------------------------------------------
Common Stock, par              300,000              $22.025               $6,607,500               $607.89
value $0.10 per share
----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers 300,000 additional shares of Common Stock of UniFirst Corporation which may be offered or sold pursuant to the UniFirst Corporation 1996 Stock Incentive Plan. On February 3, 2000, UniFirst Corporation filed a registration statement under registration number 333-96097 with respect to 150,000 shares of Common Stock offered or sold pursuant to the UniFirst Corporation 1996 Stock Incentive Plan. This Registration Statement covers 300,000 additional shares of Common Stock currently covered by the UniFirst Corporation 1996 Stock incentive Plan pursuant to an amendment to the Plan approved by stockholders of UniFirst Corporation on January 8, 2002. The Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the UniFirst Corporation 1996 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of UniFirst Corporation.
(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $0.10 per share, as reported on the New York Stock Exchange on February 6, 2002.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Pursuant to General Instruction E to Form S-8, UniFirst Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the contents of the Registration Statement filed by UniFirst Corporation under registration number 333-96097 filed on February 3, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Massachusetts, on February 13, 2002.


                                             UNIFIRST CORPORATION


                                             By: /s/ Ronald D. Croatti
                                                 -------------------------------
                                                 Ronald D. Croatti
                                                 Chairman, President and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of UniFirst Corporation, a Massachusetts corporation, do hereby constitutes and appoints Ronald D. Croatti, the lawful attorney-in fact and agent, with full power of authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements for the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the name of the undersigned officers and directors in the capacities below to this Registration Statement, to any and all further amendments, both pre-effective and post-effective, and supplements to the Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with the Registration Statement or amendments or supplements thereof, the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                   SIGNATURE                         TITLE                              DATE
                   ---------                         -----                              ----
/s/ Ronald D. Croatti              Chairman of the Board and                     February 13 , 2002
---------------------------------  Chief Executive Officer (Principal
RONALD D. CROATTI                  Executive Officer)

/s/ John B. Bartlett               Senior Vice President and Chief               February 13 , 2002
---------------------------------  Financial Officer (Principal Financial
JOHN B. BARTLETT                   Officer and Principal Accounting
                                   Officer)

/s/ Cynthia Croatti                Director, Executive Vice President and
---------------------------------  Treasurer                                     February 13 , 2002
CYNTHIA CROATTI

/s/ Albert Cohen                   Director                                      February 13 , 2002
---------------------------------
ALBERT COHEN

/s/ Anthony F. DiFillippo          Director                                      February 13 , 2002
---------------------------------
ANTHONY F. DIFILLIPPO

/s/ Phillip L. Cohen               Director                                      February 13 , 2002
---------------------------------
PHILLIP L. COHEN

/s/ Donald J. Evans                Director                                      February 13 , 2002
---------------------------------
DONALD J. EVANS

                                  EXHIBIT INDEX

EXHIBIT
NUMBER          EXHIBIT
-------         -------

5.1 Opinion of Goodwin Procter LLP as to legality of the securities being registered.

23.1            Consent of Arthur Andersen LLP

23.2            Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

24.1            Powers of attorney (see signature page).